Exhibit 4.1

SPECIMEN — FORM OF COMMON STOCK CERTIFICATE

NUMBER

SHARES

COMMON STOCK

Spin AI Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING

CUSIP: None Assigned

THIS CERTIFIES THAT   is the record holder of   fully paid and non-assessable shares of the Common Stock, par value $0.0001 per share, of Spin AI Inc., a Wyoming corporation (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and has caused its facsimile corporate seal to be hereunto affixed.

Dated:

Nevio Muller, Secretary

CORPORATE
SEAL
WYOMING
2026

Katizie Bakht Murad, President

COUNTERSIGNED AND REGISTERED:
VStock Transfer, LLC — Transfer Agent and Registrar
By:   Authorized Signature

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Spin AI Inc.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common    TEN ENT — as tenants by the entireties    JT TEN — as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT — ____ Custodian ____ under Uniform Gifts to Minors Act ____. Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address including postal zip code of assignee)

  shares of the Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint   attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

Signature:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever. The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

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